Exhibit 99.1

IMMEDIATE RELEASE

AAM CLOSES SALE OF U.S. IRON CASTING OPERATIONS

DETROIT, December 16, 2019 - American Axle & Manufacturing Holdings, Inc. (AAM), (NYSE: AXL) announced today that it has closed the previously announced sale of its U.S. iron casting operations (“Grede”) to funds managed by Gamut Capital Management. AAM received net cash proceeds of approximately $141.2 million from the sale, which are subject to customary post-closing adjustments, as well as a $60.0 million deferred payment obligation.

Forward-Looking Statements

This report may contain forward-looking statements including, without limitation, statements with respect to the transaction and the anticipated consequences and benefits of the transaction and other information relating to matters that are not historical facts. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this report. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About AAM

AAM (NYSE:AXL) delivers POWER that moves the world. As a leading global tier 1 automotive supplier, AAM designs, engineers and manufactures driveline and metal forming technologies that are making the next generation of vehicles smarter, lighter, safer and more efficient. Headquartered in Detroit, AAM has over 20,000 associates operating at nearly 80 facilities in 17 countries to support our customers on global and regional platforms with a focus on quality, operational excellence and technology leadership.  To learn more, visit aam.com.

###

For more information:

Investor Contact:

Jason P. Parsons

Director, Investor Relations

(313) 758-2404

jason.parsons@aam.com

Media Contact:

Christopher M. Son
Vice President, Marketing & Communications
(313) 758-4814
chris.son@aam.com

Or visit the AAM website at www.aam.com.